EXHIBIT 99.4


                      FEDERAL DEPOSIT INSURANCE CORPORATION
                             Washington, D.C. 20429
                                   Form 10-QSB

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         For the Quarterly Period Ended March 31, 2003

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF1934

         For the Transition Period from _________ to _________


                        F.D.I.C. Certificate No. 35215-2
                                                 -------

                                SERVICE 1st BANK
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

State of California                                            68-0434040
-------------------------------                         ------------------------
(State or other jurisdiction of                         (IRS Employer ID Number)
incorporation or organization)

2800 W. March Lane, Suite 120, Stockton, CA                              95219
-------------------------------------------                           ----------
(Address of Principal Executive Offices)                              (Zip Code)

(209) 956-7800
----------------------------------------------------
(Registrant's Telephone Number, Including Area Code)

                                      None
   ---------------------------------------------------------------------------
   (Former name, former address and fiscal year, if changed since last report)


Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period that the registrant was require to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                              Yes [X]       No [ ]

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date:

   No par value Common Stock - 1,100,100 shares outstanding as of May 12, 2003


The Index to Exhibits is located on page 23

ITEM 1.  FINANCIAL STATEMENTS

                                 SERVICE 1st BANK
                                  BALANCE SHEETS
                                    (Unaudited)

ASSETS

                                                         3/31/2003      12/31/2002
                                                       ------------    ------------

Cash & due from banks                                  $  4,781,242    $  4,814,464
Fed Funds sold                                           13,784,748       5,270,236
                                                       ------------    ------------
   Cash and cash equivalents                             18,565,990      10,084,700


Securities available-for-sale                            24,826,343      24,841,058
Securities held-to-maturity                               2,062,980       2,608,834

Loans, net                                               46,209,058      44,293,608

Bank premises and equipment, net                            749,817         784,127
Accrued interest and other assets                           718,777         694,000
                                                       ------------    ------------

Total assets                                           $ 93,132,965    $ 83,306,327
                                                       ============    ============


LIABILITIES & SHAREHOLDERS' EQUITY

Deposits:
   Noninterest-bearing DDA                             $ 21,644,003    $ 22,208,821
   Interest-bearing DDA                                  29,407,911      23,629,218
   Money market deposit accounts                          8,470,476       7,167,043
   Statement savings                                      2,335,527       1,401,235
   Certificates of deposit                               22,772,603      20,315,107
                                                       ------------    ------------
      Total deposits                                     84,630,520      74,721,424

Other borrowings                                                 --              --
Other liabilities                                           365,631         464,506
                                                       ------------    ------------

      Total liabilities                                  84,996,151      75,185,930

Shareholders' equity:
   Common stock                                          10,915,069      10,915,069
   Accumulated deficit                                   (2,858,503)     (2,902,979)
   Accumulated other comprehensive income net of tax         80,248         108,307
                                                       ------------    ------------
      Total shareholders' equity                          8,136,814       8,120,397
                                                       ------------    ------------

      Total liabilities and shareholders' equity       $ 93,132,965    $ 83,306,327
                                                       ============    ============


    The accompanying notes are an integral part of the financial statements.

                                SERVICE 1st BANK
                             STATEMENTS OF OPERATONS
                                   (Unaudited)

                                                      For the three months ended
                                                      --------------------------
                                                       3/31/2003       3/31/2002
                                                      ----------      ----------

Interest income:
   Interest & fees on loans                           $  852,886      $  630,190
   Interest on investments                               205,047         217,584
   Interest on federal funds sold                         16,485           3,901
                                                      ----------      ----------
      Total interest income                            1,074,418         851,675

Interest expense:
   Interest expense on deposits                          371,390         233,084
   Interest on borrowings                                    256           3,545
                                                      ----------      ----------
                                                         371,646         236,629
                                                      ----------      ----------

Net interest income before provision for loan
losses                                                   702,772         615,046

Provision for loan losses                                 20,000          33,000
                                                      ----------      ----------

Net interest income after provision for loan losses      682,772         582,046

Gain on sale of securities                                 4,544          15,529

Other income                                              77,329          23,605

General & administrative expenses:
   Salaries & benefits                                   404,801         321,039
   Occupancy & equipment                                 125,376         125,082
   Other operating                                       189,992         166,993
                                                      ----------      ----------
      Total G & A expenses                               720,169         613,114
                                                      ----------      ----------
Income before income taxes                                44,476           8,066
Income taxes                                                  --             800
                                                      ----------      ----------

   Net income                                         $   44,476      $    7,266
                                                      ==========      ==========

Net income per share - basic                          $     0.04      $     0.01
                                                      ==========      ==========
Net income per share - diluted                        $     0.04      $     0.01
                                                      ==========      ==========


    The accompanying notes are an integral part of the financial statements.

                                                          SERVICE 1st BANK
                                                  STATEMENT OF SHAREHOLDERS' EQUITY
                                                             (Unaudited)


                                                                                                          Accumulated
                                                         Common Stock                                        Other         Total
                                                  -------------------------  Comprehensive  Accumulated  Comprehensive Shareholders'
                                                     Shares        Amount        Income       Deficit        Income        Equity
                                                  -----------   -----------   -----------   -----------   -----------   -----------
Balance January 1, 2002                             1,100,100   $10,915,069   $        --   $(3,122,132)  $    42,164   $ 7,835,101


Comprehensive income
  Net loss                                                                        219,153       219,153            --       219,153
  Unrealized losses on securities
    net of taxes of $66,299                                                        94,694            --        94,694        94,694
  Reclassifacation adjustment
    adjustment for gains included in net loss,
    net of tax of $19,840                                                         (28,551)           --       (28,551)      (28,551)
                                                                              -----------

Comprehensive income                                                              285,296
                                                                              ===========

                                                  -----------   -----------                 -----------   -----------   -----------
Balance January 1, 2003                             1,100,100    10,915,069                  (2,902,979)      108,307     8,120,397


Comprehensive income
  Net income                                                                  $    44,476        44,476                      44,476
  Unrealized gains on securities
    net of taxes of $19,709                                                       (28,059)                    (28,059)      (28,059)
                                                                              -----------
Comprehensive income                                                          $    16,417
                                                                              ===========

                                                  -----------   -----------                 -----------   -----------   -----------
Balances March 31, 2003                             1,100,100   $10,915,069                 $(2,858,503)  $    80,248   $ 8,136,814
                                                  ===========   ===========                 ===========   ===========   ===========


     The accompanying notes are an integral part of the financial statements

                                               SERVICE 1st BANK
                                            STATEMENT OF CASH FLOWS
                                                  (Unaudited)

                                                                                   For the three months ended
                                                                                  ----------------------------
                                                                                    3/31/2003       3/31/2002
                                                                                  ------------    ------------
Operating activities:
  Net income                                                                      $     44,476    $      7,266
  Adjustments to reconcile net income to net cash
    from operating activities:
      Provision for loan losses                                                         20,000          33,000
      Depreciation                                                                      40,367          50,953
      Amortization and accretion on securities                                         126,676           4,150
      Gain on sale of securities, net                                                   (4,544)        (15,529)
      Increase in accrued interest                                                     (23,858)         (8,727)
      Increase (decrease) in other assets                                              (24,777)         10,976
      Increase (decrease) in accrued expenses and other liabilities                    (25,940)        (56,000)
                                                                                  ------------    ------------

        Net cash provided by operating activities                                      152,400          26,089

Investing activities:
  Purchases of securities available-for-sale                                       (10,067,817)    (10,409,770)
  Purchase of securities held-to-maturity                                                   --        (667,515)
  Proceeds from sales of available-for-sale securities                               2,734,162       3,263,750
  Proceeds from payments, maturities and calls of available-for-sale securities      7,315,275       7,300,601
  Proceeds from payments, maturities and calls of held-to-maturity securities          379,681         282,800
  Net increase in loans                                                             (1,935,450)     (5,716,671)
  Purchases of premises and equipment                                                   (6,057)         (6,804)
                                                                                  ------------    ------------

        Net cash used by investing activities                                       (1,580,206)     (5,953,609)

Financing activities:
  Net increase in demand and interest-bearing
    deposits, and savings                                                            7,451,600       9,825,912
  Net increase in time deposits                                                      2,457,496       1,694,964
  Net decrease in borrowings                                                                --      (2,500,000)
                                                                                  ------------    ------------

        Net cash provided by financing activities                                    9,909,096       9,020,876
                                                                                  ------------    ------------

Net increase in cash and cash equivalents                                            8,481,290       3,093,356

Cash and cash equivalents at beginning of period                                    10,084,700       3,685,345

Cash and cash equivalents at end of period                                        $ 18,565,990    $  6,778,701
                                                                                  ============    ============

Supplemental disclosures of cash flow information:

  Cash paid during the period for:
    Interest                                                                           334,496         169,550
    Income taxes                                                                            --           1,300


  The accompanying notes are an integral part of the financial statements.

NOTE 1:  BASIS OF PRESENTATION AND MANAGEMENT REPRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and, therefore, do not include information or footnote disclosures required by generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and related footnotes included in the Bank's annual report on Form 10-KSB for the year ended December 31, 2002. In the opinion of management, the financial statements presented herein include all adjustments (consisting of normal recurring accruals) necessary to present fairly, in all material respects, the financial position of Service 1st Bank (the "Bank") as of March 31, 2003 and the Bank's results of operations for the three months ended March 31, 2003 and 2002, and the statement of cash flows for the three months ended March 31, 2003 and 2002. Operating results for interim periods are not necessarily indicative of operating results for an entire fiscal year.

The balance sheet of the Bank as of December 31, 2002, has been derived from the audited balance sheet of the Bank as of that date.

Certain reclassifications have been made to the March 31, 2002 and December 31, 2002 financial statements to conform to the March 31, 2003 financial statements.

Service 1st Bank is a California state chartered bank. The Bank was incorporated under the laws of the State of California on May 13, 1999 and began operations on November 10, 1999. The Bank operates offices in the cities of Stockton and Tracy, California. The focus of the Bank's business plan is to provide general commercial banking services primarily to small-to-medium size businesses, professionals, and members of the professional community. The Bank offers a wide range of deposit accounts, loan types, and specialized services.

Stock based compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," requires entities to disclose the fair value of their employee stock options, but permits entities to account for employee stock options under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The Bank has determined that it will continue to use the method prescribed by APB Opinion No. 25, which recognizes compensation cost to the extent of the difference between the quoted market price of the stock at the date of the grant and the amount an employee must pay to acquire the stock.

The exercise price of each option is greater than or equal to the fair market value of the Bank's stock on the date of grant. Accordingly, no compensation cost has been recognized for the plan. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, the Bank's net income and income per share would have been changed to the pro forma amounts indicated below:

                                                                 2003          2002
                                                              ----------    ----------

  Net Income (loss):
  As reported                                                 $   44,476    $    7,266
  Stock-Based Compensation using the Intrinsic Value Method
  Stock-Based Compensation that would have been reported              --            --
    using the Fair Value Method of SFAS No. 123                  (25,087)      (32,678)
                                                              ----------    ----------

  Pro Forma                                                   $   19,389    $  (25,412)
                                                              ==========    ==========

  Net income (loss) per share - basic
    As reported                                               $     0.04    $     0.01
    Pro Forma                                                 $     0.02    $    (0.02)

  Net income (loss) per share - diluted
    As reported                                               $     0.04    $     0.01
    Pro Forma                                                 $     0.02    $    (0.02)

NOTE 2:  EARNINGS PER SHARE (EPS)

Basic EPS excludes dilution and is computed by dividing income available to common shareholders' by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in earnings of the entity as of March 31, 2003 and 2002.

NOTE 3:  INVESTMENT SECURITIES

Securities are classified in three categories and accounted for as follows: debt and equity securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity and are measured at amortized cost; debt and equity securities bought and held principally for the purpose of selling in the near term are classified as trading securities and are measured at fair value, with unrealized gains and losses included in earnings; debt and equity securities not classified as either held-to-maturity or trading securities are deemed available-for-sale and are measured at fair value, with unrealized gains and losses, net of applicable taxes reported in a separate component of stockholders' equity. Any gains or losses on sales of investments are computed on a specific identification basis.

The amortized cost and fair values of investment securities available-for-sale at March 31, 2003 were:

                                                               Gross           Gross        Estimated
                                             Amortized      Unrealized      Unrealized        Fair
                                                Cost           Gains          Losses          Value
                                            ------------   ------------    ------------    ------------
  Obligations of U.S. Government Agencies   $  6,784,786   $     32,969    $     (3,238)   $  6,814,517
  State and public subdivisions                  594,472         28,566              --         623,038
  Commercial paper                                    --             --              --              --
  Short-term mutual funds                             --             --              --              --
  Asset backed-securities                      5,281,753         48,541         (774.00)      5,329,520
  Mortgage backed-securities                  12,028,718         51,807         (21,257)     12,059,268
                                            ------------   ------------    ------------    ------------
                                            $ 24,689,729   $    161,883    $    (25,269)   $ 24,826,343
                                            ============   ============    ============    ============

The amortized cost and fair values of investment securities held-to-maturity at March 31, 2003 were:

                                                               Gross           Gross        Estimated
                                             Amortized      Unrealized      Unrealized        Fair
                                                Cost           Gains          Losses          Value
                                            ------------   ------------    ------------    ------------
  Asset backed-securities                   $    873,922   $     29,487    $     (1,145)   $    902,264
  Mortgage backed-securities                   1,189,058         35,526              --       1,224,584
                                            ------------   ------------    ------------    ------------
                                            $  2,062,980   $     65,013    $     (1,145)   $  2,126,848
                                            ============   ============    ============    ============


NOTE 4:  LOANS AND ALLOWANCE FOR LOAN LOSSES

The Bank's customers are primarily located in San Joaquin County. Approximately 62% of the Bank's loans are for real estate and construction loans and approximately 26% of the Bank's loans are for general commercial users including professional, retail, and small businesses. Consumer loans make up approximately 4% of the loan portfolio with agriculture loans making up the remaining 8%. Generally real estate loans are collateralized by real property while commercial and other loans are collateralized by funds on deposit, business or personal assets. Repayment is generally expected from the sale of property for real estate loans and cash flows of the borrowers for other loans.

Major classifications of loans were:

                                                  3/31/2003         12/31/2002
                                                ------------       ------------

  Real estate                                   $ 29,163,726       $ 29,353,394
  Commercial                                      12,298,468         10,868,089
  Agricultural                                     3,711,040          2,978,029
  Consumer                                         1,778,789          1,834,153
  All other (including overdrafts)                       855                375
                                                ------------       ------------
                                                  46,952,878         45,034,040
  Deferred loan fees and costs                      (125,820)          (142,432)
  Allowance for loan losses                         (618,000)          (598,000)
                                                ------------       ------------
     Total net loans                            $ 46,209,058       $ 44,293,608
                                                ============       ============

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
-------

Certain matters discussed or incorporated by reference in this Annual Report on Form 10-KSB including, but not limited to, matters described in "Item 6 - Management's Discussion and Analysis or Plan of Operation," are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Changes to such risks and uncertainties, which could impact future financial performance, include, among others, (1) competitive pressures in the banking industry; (2) changes in the interest rate environment; (3) general economic conditions, nationally, regionally and in operating market areas, including a decline in real estate values in the Bank's market areas; (4) the effects of terrorism, the threat of terrorism or the impact of potential military conflicts; (5) changes in the regulatory environment; (6) changes in business conditions and inflation; (7) changes in securities markets; (8) data processing compliance problems; (9) variances in the actual versus projected growth in assets; (10) return on assets; (11) loan losses; (12) expenses; (13) rates charged on loans and earned on securities investments; (14) rates paid on deposits; and (15) fee and other noninterest income earned, as well as other factors. This entire Annual Report should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Bank's business. Therefore, the information set forth therein should be carefully considered when evaluating the business prospects of the Bank.


Business Background
-------------------

         Service 1st Bank is a California state chartered bank. The Bank was incorporated under the laws of the State of California on May 13, 1999 and began operations on November 10, 1999. Initial capitalization was $10,912,569. The Bank operates offices in the cities of Stockton and Tracy, California. The focus of the Bank's business plan is to provide general commercial banking services primarily to small-to-medium size businesses, professionals, and members of the professional community. The Bank offers a wide range of deposit accounts, loan types, and specialized services.

         The following analysis is designed to provide a more complete understanding of the material changes and trends related to the Bank's financial condition, results of operations, cash flows, and capital resources. This discussion should be read in conjunction with the financial statements included in Item 1 and the Bank's Annual Report on Form 10-KSB.

Summary of Financial Condition
------------------------------

         The Bank's total assets increased 11.8% from December 31, 2002 to March 31, 2003. As of March 31, 2003, total assets were $93,132,965 compared to $83,306,327 as of December 31, 2002. The increase in growth is from increased customer recognition and market acceptance of our Liquid Gold Checking account and growth in our certificates of deposits.

         Total net loans at March 31, 2003 were $46,209,058 compared to $44,293,608 at December 31, 2002. This represents an increase in net loans of 4.3% from December 31, 2002. The increase in loans represents management's continued success at attracting new loan customers.

         Total investment securities at March 31, 2003 were $26,889,323 compared to $27,449,892 at December 31, 2002. Federal Funds at March 31, 2003 increased to $12,784,748 compared to $5,270,236 as of December 31, 2002. The large increase in Federal Funds was due to a large influx of deposits just prior to March 31, 2003.

         Total deposits were $84,630,520 at March 31, 2003 compared to $74,721,424 at December 31, 2002. This growth in deposits primarily resulted from increased market acceptance of the Bank's Liquid Gold Checking Account and growth in certificates of deposit. Liquid Gold Checking Accounts grew to $27,772,603 at March 31, 2003 compared to $22,772,603 at December 31, 2002.
Certificates of deposit grew from $20,315,107 at December 31, 2002 to $22,772,603 at March 31, 2003.

Results of Operations
---------------------

         Net income for the three months ended March 31, 2003 was $44,476 or $.04 per share compared to net income of $7,266 or $.01 per share for the three months ended March 31, 2002. The favorable improvement in the Bank's operations reflects the income that the Bank has been able to generate from an increase in loan and investment income, increased fees on deposit accounts, premiums received on loans sold, and loan servicing fees.

Net Interest Income and Net Interest Margin
-------------------------------------------

         Net interest income, the primary component of the net earnings of a financial institution, refers to the difference between the interest earned on loans and investments and the interest paid on deposits and borrowings. Please see the tables of average balance sheet and net interest income on the next page. The net interest income for the three months ended March 31, 2003 was $702,772 compared to $615,046 for 2002. The increase was a result of an increase in average earning assets from $53,096,892 during the first three months of 2002 to $77,149,996 for the first three months of 2003. The yield earned on average interest-earning assets during the first three months of 2003 was 5.65% compared to 6.51% during the first three months of 2002. The decline in rates was a result of the Federal Reserve Bank cutting interest rates a half-percent during November 2002. The interest rate cut in 2002 was in addition to 11 interest rate cuts made during 2001. The lower interest rates caused the yields to decline on new and maturing investments and Federal Funds sold. Certain of the Bank's investment securities contained a call provision, which allowed the issuer of the security to call the bond and retire the bond prior to the maturity date. The average yield on loans which includes interest and fees increased from 7.42% during the first quarter of 2002 to 7.62% for the first quarter of 2003. Loans were not negatively impacted by the reduction in the prime rate since $30,692,719 of the Bank's variable rate loans have an interest rate floor. Once the interest rate on the loan hits the floor the interest rate on the loan can't decline. Also, there was in increase in fees on loans from $22,579 during the first quarter of 2002 compared to $42,286 for the first quarter of 2003. Any loan fees collected on a loan in excess of the incremental cost to originate the loan are deferred and amortized into income on the level yield basis. If a loan pays off prior to maturity, any remaining unrecognized fee is recognized as income in the period that the payoff occurred. The average rate paid on interest bearing-liabilities decreased from 2.70% for the first three months of 2002 to 2.56% during the first three months of 2003. Total average interest-bearing liabilities for the three months ended March 31, 2003 increased to $58,794,132 from $35,604,768 for the same period of 2002.

         Net interest income for the three months ended March 31, 2003 was $702,772 compared to $615,406 during the first quarter of 2002. Average earning assets were $77,149,996 for the three months ended March 31, 2003 compared to $53,096,892 during the comparable period of 2002. The average yield earned on interest-earning assets for the third quarter ended March 31, 2003 was 5.65% compared to 6.51% for the same period during 2002. The decline in the net interest margin for the first quarter of 2003 was a result of the yields on interest-earning assets falling more rapidly than the rate paid on interest-bearing liabilities.

The following table sets forth average balance sheet information, interest income and expense, average yields and rates, and net interest income and margin for the three months ended March 31, 2003 and 2002.

                                                      March 31, 2003                           March 31, 2002
                                          ---------------------------------------   ---------------------------------------
                                                                         Average                                   Average
                                             Average        Income/      Yield or      Average        Income/      Yield or
                                             Balance        Expense     Rate Paid      Balance        Expense     Rate Paid
                                          ------------   ------------   ---------   ------------   ------------   ---------
Interest-earning assets:
Investment securities                     $ 26,231,413   $    205,047     3.17%     $ 17,710,110   $    217,584     4.98%
Federal funds sold                           5,552,697         16,485     1.20%          935,389          3,901     1.69%
Loans (1) (2)                               45,365,886        852,886     7.62%       34,451,393        630,190     7.42%
                                          ------------   ------------               ------------   ------------
   Total interest-earning assets            77,149,996      1,074,418     5.65%       53,096,892        851,675     6.51%

Allowance for possible loan losses            (608,667)                                 (423,667)
Cash and due from banks                      5,636,595                                 4,051,743
Bank premises and equipment                    774,001                                   862,726
Accrued interest receivable                    323,641                                   271,121
Other assets                                   384,937                                   102,998
                                          ------------                              ------------
   Total assets                           $ 83,660,503                              $ 57,961,813
                                          ============                              ============


Interest  Bearing Liabilities:
Demand deposits                           $ 26,742,668        159,266     2.42%     $ 13,096,791         92,718     2.87%
Savings & money market accounts              9,749,558         28,741     1.20%       10,626,005         42,244     1.61%
Time Deposits                               22,227,485        183,383     3.35%       11,220,194         98,122     3.55%
Other borrowings                                74,421            256     1.40%          661,778          3,545     2.17%
                                          ------------   ------------               ------------   ------------
   Total interest-bearing liabilities       58,794,132        371,646     2.56%       35,604,768        236,629     2.70%
                                                         ------------                              ------------

Non-interest bearing demand deposits        16,295,815                                14,300,488
Other Liabilities                              411,101                                   205,229
                                          ------------                              ------------
   Total liabilities                        75,501,048                                50,110,485
Shareholders' equity                         8,159,455                                 7,851,328
                                          ------------                              ------------
   Total liabilities and shareholders'
      equity                              $ 83,660,503                              $ 57,961,813
                                          ============                              ============


                                                         ------------                              ------------
Net interest income                                      $    702,772                              $    615,046
                                                         ============                              ============

Net interest margin on average interest
   earning assets (3)                                                     3.69%                                     4.70%

1. Average loan balances include average deferred loan fees of $122,455 and $89,610 for the periods ending March 31, 2003 and 2002, respectively.
2. Interest on loans includes fees of $42,286 and $22,579 for the periods ending March 31, 2003 and 2002, respectively.
3. Net interest margin is computed by dividing net interest income by total average earning assets.

All average balances have been computed using daily balances.

Allowance and Provision for Loan Losses
---------------------------------------

         The Bank assesses and manages credit risk on an ongoing basis through stringent credit review and approval policies, extensive internal monitoring, and established formal lending policies. Additionally, the Bank contracts with an outside source to periodically review the existing loan portfolio.

         Management believes its ability to identify and assess risk and return characteristics of the Bank's loan portfolio is critical for profitability and growth. Management strives to continue the historically low level of credit losses by continuing its emphasis on credit quality in the loan approval process, active credit administration, and regular monitoring. Management has implemented a loan review and grading system that functions to continually assess the credit risk inherent in the loan portfolio.

         In extending credit and commitments to borrowers, the Bank generally requires collateral and/or guarantees as security. The repayment of such loans is expected to come from cash flow or from proceeds from the sale of selected assets of the borrowers. The Bank's requirement for collateral and/or guarantees is determined on a case-by-case basis in connection with management's evaluation of the creditworthiness of the borrower. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, income-producing properties, residences, and other real property.

         Construction loans and other real estate secured loans comprise a large portion of total loans outstanding. Although management believes such loans have no more than the normal risk of collectibility, a substantial decline in the economy in general, or a decline in real estate values in the Bank's primary operating market areas in particular, could have an adverse impact on the collectibility of such loans. In addition, such an occurrence could result in an increase in loan losses and an increase in the provision for loan losses, which could adversely affect the Bank's future prospects, results of operations, overall profitability, and the market price of the Bank's common stock.

         The provision for loan losses charged against operations for the three months ended March 31, 2003 was $20,000 compared to $33,000 in 2002. At March 31, 2003, the allowance for loan losses was $618,000 compared to $598,000 at December 31, 2002. The ratio of allowance for loan losses to gross loans was 1.32% at March 31, 2003 compared to 1.33% at December 31, 2002. The allowance for loan losses is adjusted by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. Additional provisions will be added as new loans are placed on the Bank's books in an amount adequate to support the risks inherent in the portfolio.

Nonaccrual Loans, Loans Past Due 90 Days and OREO
-------------------------------------------------

         Management generally places loans on nonaccrual status when they become 90 days past due, unless the loan is well secured and in the process of collection. Loans are charged off when, in the opinion of management, collection appears unlikely. There were nonaccrual loans of $10,000 at March 31, 2003. There were no loans past due 90 days or more for the three months ended March 31, 2002 or December 31, 2002.

         At March 31, 2003 and December 31, 2002, there were no loans that were considered impaired or troubled debt restructurings. There were no loan concentrations in excess of 10% of total loans not otherwise disclosed as a category of loans as of March 31, 2003 or December 31, 2002. Management is not aware of any potential problem loans, which were accruing and current at March 31, 2003 or December 31, 2002, where serious doubt exists as to the ability of the borrower to comply with the present repayment terms.

         There was no other real estate owned at March 31, 2003 and December 31, 2002.

Noninterest Income
------------------

         Noninterest income for the three months ended March 31, 2003 was $81,873 compared to $39,134 for the same period during 2002. Service charges and other income for the three months ended March 31, 2003 was $25,314 compared to $19,161. The increase in service charges and other income was from the growth in the number of deposit accounts. The Bank offers loans on single family homes through a third party lender. The Bank receives fees for the packaging of the loans provided to the third party lender. The loans are funded by and become assets of the third party lender. The fees on residential first trust deeds during 2003 was $21,479 compared to $2,653 in 2002. Loan servicing and packaging income on SBA loans increased to $8,603 in the first three months of 2003 compared to $2,503 during the first quarter of 2002.

Noninterest Expense
-------------------

         Salaries and employee benefits for the three months ended March 31, 2003 was $404,801 compared to $321,039 for the months ended March 31, 2002. The increase in salaries and employee benefits reflects an increase in staff of 4 new employees and a modest salary increase to compensate existing employees for cost of living. Occupancy and equipment expense was $125,376 for the three months ended March 31, 2003 compared to $125,802 for the same period during 2002. Other operating expenses, primarily comprised of marketing, data processing, professional fees, and other expenses, for the three months ended March 31, 2003 were $189,992 compared to $166,993 for the three months ended March 31, 2002. The lease for the Bank's Stockton Branch was renewed effective October 1, 2002. Under the new lease, the rent has increased from $6,365 per month during the first 3 months of 2002 to $10,263 per month for the first three months of 2003. The increase in other expenses was commensurate with the growth of the Bank. The increase was primarily from increased expense for data processing and office supplies.

Capital Resources.
------------------

         Total shareholders' equity at March 31, 2003 was $8,136,814 compared to $8,120,397 at December 31, 2002. The increase was primarily from the $44,476 net income generated during the first three months of the year. There was a decrease in the accumulated other comprehensive income net of tax of $28,059. This is related to the change in the unrealized gains on securities available-for-sale. As of December 31, 2002 unrealized gains on securities available for sale net of tax were $108,307 compared to $80,248 net of tax at March 31, 2003. The Bank is subject to regulations issued by the FDIC, which require a certain level of capital. Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier l capital to risk-weighted assets and of Tier l capital to average assets. Each of these components is defined in the FDIC regulations. Management believes that the Bank meets all its capital adequacy requirements as of March 31, 2003.


The table below presents the capital and leverage ratios of the Bank as of March 31, 2003:
--------------------------------------------------------------------------------

                                                           Actual      Actual
                                            Amount at      Ratio       Ratio         Well-Capitalized
                                            3/31/2003    3/31/2003   12/31/2002   Regulatory Requirements
                                           -----------   ---------   ----------   -----------------------
Risk-Based Capital Ratios

Tier 1 Capital (to risk weighted assets)   $ 8,056,000     13.8%        14.1%               6.0%
Total Capital (to risk weighted assets)    $ 8,674,000     14.8%        15.1%              10.0%
Total risk-adjusted assets                 $58,574,000

Leveraged Ratio

Tier 1 Capital (to average assets)         $ 8,056,000      9.6%        10.0%               5.0%


Liquidity
---------

         The objective of liquidity management is to ensure continuous availability of funds to meet the demands of depositors, investors, and borrowers. Liquidity is primarily derived from cash, Federal Funds, and other liquid investments. The Bank has also established borrowing lines totaling $12,700,000 from correspondent banks. To increase liquidity, management is in the process of expanding its existing correspondent lines and obtaining additional correspondent lines. Management is not aware of any future capital expenditures or other significant demands on commitments that would severely impair liquidity.

Inflation
---------

         The impact of inflation on a financial institution differs significantly from that exerted on manufacturing or other commercial concerns, primarily because its assets and liabilities are largely monetary. In general, inflation primarily affects the Bank indirectly through its effect on market rates of interest, and thus the ability of the Bank to attract loan customers. Inflation affects the growth of total assets by increasing the level of loan demand, and potentially adversely affects the Bank's capital adequacy because loan growth in inflationary periods can increase at rates higher than the rate that capital grows through retention of earnings, which the Bank may generate in the future. In addition to its effects on interest rates, inflation directly affects the Bank by increasing operating expenses of the Bank. The effects of inflation were not material to the Bank's results of operations during the periods ending March 31, 2003 and 2002.

Off-Balance Sheet Items
-----------------------

         As of March 31, 2003 and December 31, 2002, commitments to extend credit and letters of credit were the only financial instruments with off-balance sheet risk. The Bank has not entered into any contracts for financial derivative instruments such as futures, swaps, options or similar instruments. Loan commitments and letters of credit were $10,402,106 and $12,350,772 at March 31, 2002 and December 31, 2002, respectively. As a percentage of net loans these off-balance sheet items represent 28% and 45%, respectively.

         Certain financial institutions have elected to use special purpose vehicles ("SPV") to dispose of problem assets. A SPV is typically a subsidiary company with an asset and liability structure and legal status that makes its obligations secure even if the parent corporation goes bankrupt. Under certain circumstances, these financial institutions may exclude the problem assets from their reported impaired and non-performing assets. The Bank doesn't use those vehicles or any other structures to dispose of problem assets.

CRITICAL ACCOUNTING POLICIES
----------------------------

         Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Bank's management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Note A to the Financial Statements describes the significant accounting policies used in the preparation of the Financial Statements. A critical accounting policy is defined as one that is both material to the presentation of the Bank's financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on the Bank's financial condition and results of operations. Management believes that the following are critical accounting policies:

         Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal in unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit, based on evaluations of collectibility and prior loss experience of loans and commitments to extend credit. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan concentration, specific problem loans, commitments, and current economic conditions that may affect the borrowers' ability to pay.

         Stock-Based Compensation. SFAS No. 123, "Accounting for Stock-Based Compensation", encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Bank has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Bank's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Effects of Terrorism
--------------------

         The terrorist actions on September 11, 2002 and thereafter and the conflict with Iraq have had significant adverse effects upon the United States economy. Whether the terrorist activities in the future and the actions of the United States and its allies in combating terrorism on a worldwide basis will adversely impact the Bank and the extent of such impact is uncertain. However, such events have had and may continue to have an adverse effect on the economy in the Bank's market areas. Such continued economic deterioration could adversely affect the Bank's future results of operations by, among other matters, reducing the demand for loans and other products and services offered by the Bank, increasing nonperforming loans and the amounts reserved for loan losses, and causing a decline in the Bank's stock price.

                           PART II. OTHER INFORMATION

Item 1.  Legal

         None.

Item 2.  Changes in securities.

         None.

Item 3.  Defaults upon senior securities.

         None.

Item 4.  Submission of matters to a vote of security holders.

         None.

Item 5.  Other information.

         None.

Item 6.  EXHIBITS AND REPORTS ON FORM 8-K

         (a)(1)   Financial Statements. Listed and included in Part II, Item 7.

         (3)      Exhibits

                  (3.1) Articles of Incorporation, as amended, incorporated by reference from the Registrant's Form 10-SB, filed with the FDIC on April 27, 2000.

                  (3.2) Bylaws, as amended, incorporated by reference from the Registrant's Form 10-KSB filed with the FDIC on March 18, 2003.

                  (4.1) Specimen form of Service 1st Bank stock certificate, incorporated by reference from Registrant's Form 10-KSB, filed with the FDIC on March 27, 2001.

                  (10.1) Lease agreement dated May 3, 2002, related to 2800 W. March Lane, Suite 120, CA 95219, incorporated by reference from exhibit 10.12 of the Registrant's Form 10-QSB, filed with the FDIC on November 12, 2002.

                  (10.2) Lease agreement dated April 13, 1999 and amendment thereto dated September 17, 1999, related to 60 W. 10th Street, Tracy, CA 95376, incorporated by reference from exhibit 10.2 of the Registrant's Form 10-SB, filed with the FDIC on April 27, 2000.

                  (10.3)* 1999 Service 1st Bank Stock Option Plan and related forms of Incentive and Nonstatutory Stock Option Agreements entered into with executive officers and directors of Service 1st Bank, incorporated by reference from exhibit 10.3 of the Registrant's Form 10-SB, filed with the FDIC on April 27, 2000.

                  (10.4) Agreement dated July 27, 1999 with BancData Solutions, Inc. for service bureau and data processing services, incorporated by reference from exhibit 10.4 of the Registrant's Form 10-SB, filed with the FDIC on April 27, 2000.

                  (10.5) Agreement with Financial Marketing Services dated February 1, 2002, incorporated by reference from exhibit 10.6 of the Registrant's Form 10-SB, filed with the FDIC on April 27, 2000.

                  (10.6)* Service 1st Bank 401(k) Profit Sharing Plan and Trust Summary Plan Description, dated January 1, 2002, incorporated by reference from exhibit 10.6 of the Registrant's Form 10-KSB, filed with the FDIC on March 27, 2001.

                  (10.7)* Patrick Carman Employment Letter dated May 26, 2000, incorporated by reference from exhibit 10.6 of the Registrant's Form 10-KSB, filed with the FDIC on March 27, 2001.

                  (10.8)* John O. Brooks Employment Agreement dated November 1, 2000, incorporated by reference from exhibit 10.6 of the Registrant's Form 10-KSB, filed with the FDIC on March 27, 2001.

                  (10.9)* Robert E. Bloch Employment Letter dated February 26, 2002,incorporated by reference from exhibit 10.6 of the Registrant's Form 10-KSB, filed with the FDIC on March 27, 2001.

                  (10.10) Dennis A. Reed (Senior Vice President/Senior Real Estate Officer) Employment Agreement dated January 22, 2002, incorporated by reference from the Registrant's Form 10-KSB filed with the FDIC on March 28, 2002.

                  (10.11) John A. Montalbo (Senior Vice President/SBA Department Manager) Employment Agreement dated March 18, 2002, incorporated by reference from the Registrant's Form 10-KSB filed with the FDIC on March 28, 2002.

                  (10.12)* Bryan R. Hyzdu Employment Agreement dated November 1,
                           2002, incorporated by reference from exhibit 10.12 of the Registrant's Form 10-KSB, filed with the FDIC on March 18, 2003.

                  (99.1) Certification of Service First Bank March 31, 2003 pursuant to Section 906 of the Sarbanes-Oxley Act of.

                           * Denotes management compensatory plans or
                             arrangements.

         (b)      Reports on form 8-K.

                  None

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


May 12, 2003

Service 1st Bank


By: /s/ ROBERT E. BLOCH
    -------------------
    Robert E. Bloch
    Executive Vice President and Chief Financial Officer
    (Principal Financial and Accounting Officer)

                                  CERTIFICATION
                                  -------------

                      FOR QUARTERLY REPORTS ON FORM 10-QSB
                      ------------------------------------


I, John O. Brooks, certify that:

1.   I have reviewed this quarterly report on Form 10-QSB of Service 1st Bank;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

     c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

     a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 12, 2003


By: /s/ JOHN O. BROOKS
    ------------------
    John O. Brooks
    Chief Executive Officer

                                  CERTIFICATION
                                  -------------

                      FOR QUARTERLY REPORTS ON FORM 10-QSB
                      ------------------------------------


I, Robert E. Bloch, certify that:

1.   I have reviewed this quarterly report on Form 10-QSB of Service 1st Bank;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

     c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

     a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 12, 2003


By: /s/ ROBERT E. BLOCH
    -------------------
    Robert E. Bloch
    Executive Vice President and Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------


Exhibit                                                              Sequential
Number                           Description                         Page Number
------                           -----------                         -----------


 99.1           Certification of Service 1st Bank pursuant to
                Section 906 of the Sarbanes-Oxley Act of 2002            25

                                  EXHIBIT 99.1

                                  Certification
                                       of
                                Service 1st Bank
              pursuant to Section 906 of the Sarbanes-Oxley Act of
 regarding Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003


         Pursuant to Section 906 of the Sarbanes-Oxley Act of (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Service 1st Bank, a California chartered bank (the "Bank"), does hereby certify that:

         1. The Bank's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 (the "Form 10-QSB") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. Information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Bank.



Dated: May 12, 2003                    /s/ JOHN O. BROOKS
                                       ------------------
                                       John O. Brooks
                                       Chief Executive Officer



Dated: May 12, 2003                    /s/ ROBERT E. BLOCH
                                       -------------------
                                       Robert E. Bloch
                                       Executive Vice President and
                                       Chief Financial Officer



                                                                   Page 25 of 25

                                       30